                                                                   Exhibit 23.1


                         Consent of Ernst & Young LLP
                             Independent Auditors


We consent to the incorporation by reference in the following Registration Statements of our report dated May 17, 2001, with respect to the consolidated financial statements of Independence Community Bank Corp., included in the Form 10-K for the year ended March 31, 2001:

  Form S-8 No. 333-50987, pertaining to the Independence Community Bank 401(k) Savings Plan in RSI Retirement Trust

  Form S-8 No. 333-74055, pertaining to the 1998 Stock Option Plan

  Form S-8 No. 333-85981, pertaining to the Stock Options Assumed in Acquisition of Broad National Bancorporation

  Form S-8 No. 333-95767, pertaining to the Stock Options Assumed in Acquisition of Statewide Financial Corp.

  Form S-8 No. 333-60204, pertaining to the Directors' Fiscal 2002 Stock Retainer Plan.


                                                    /s/ Ernst & Young LLP


New York, New York
June 22, 2001